UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

-----------------------

FORM 8-K

-----------------------

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 28, 2005

Instinet Group Incorporated

-----------------------------------------------------------------------

(Exact Name of Registrant as Specified in Charter)

Delaware 000-32717 13-4134098

---------------------------------------------------------------------(State or Other Jurisdiction (Commission File (IRS Employer of Incorporation) Number) Identification No.)

3 Times Square, New York, New York 10036

-----------------------------------------------------------------------(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: 212-310-9500

Not Applicable

-----------------------------------------------------------------------

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

_ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

_ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

_ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

_ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement.

On March 1, 2005, Instinet Group Incorporated ("Instinet Group")and Reuters, issued a press release announcing that they have entered into a definitive agreement for Instinet Group to acquire Bridge Trading Company, a soft-dollar execution broker, from Reuters for $21.5 million in Instinet Group stock. The Stock Purchase Agreement was entered into on February 28, 2005. The press release is attached hereto as Exhibit 99.1.

ITEM 2.06. Material Impairments.

In connection with the transaction described above, there will be historical impairment charges since Bridge is being acquired from our parent, Reuters. Under the accounting rules (Statement of Financial Accounting Standards (SFAS) 141), this acquisition will be accounted for as if a common control transfer had taken place previously, requiring a retroactive restatement of our historical combined financial statements. We have not yet been able to determine an estimate of the amount or range of amounts of the impairment charge. Once historical impairment testing of the Bridge Trading goodwill is completed, we will be able to disclose an estimate of the amount or range of amounts of the impairment charge.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Number Description

99.1 Press Release of Instinet Group Incorporated issued March 1, 2005: Instinet Group to Acquire Bridge Trading from Reuters.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

INSTINET GROUP INCORPORATED

Registrant

Date: March 2, 2005

By: /s/ John F. Fay

------------------------

John F. Fay

Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NUMBER DESCRIPTION

-------------- -----------

99.1 Press Release of Instinet Group Incorporated issued March 1, 2005: Instinet Group to Acquire Bridge Trading from Reuters.